Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$1,531,140
Unrealized Gain (Loss) on Market Value of Futures	(2,312,950)
Dividend Income	1,465
Interest Income	234
Total Income (Loss)	$(780,111)

Expenses
Investment Advisory Fee	$110,859
Audit Fees	7,192
NYMEX License Fee	4,737
Non-interested Directors' Fees and Expenses	1,645
Brokerage Commissions	1,204
Prepaid Insurance Expense	930
SEC & FINRA Registration Expense	806
Legal Fees	505
Total Expenses	$127,878
Net Gain (Loss)	$(907,989)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 7/1/11	$214,556,275
Net Gain (Loss)	(907,989)

Net Asset Value End of Period	$213,648,286
Net Asset Value Per Unit (4,900,000 Units)	$43.60

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2011 is accurate and complete.

/s/ Howard Mah
Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502